Exhibit 1.1

V2X, Inc.

2,500,000 Shares of Common Stock, par value $0.01 per share

Underwriting Agreement

New York, New York
November 12, 2024

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

As Representatives of the several Underwriters,

Ladies and Gentlemen:

The shareholder of V2X, Inc., a corporation organized under the laws of Indiana (the “Company”), named in Schedule I hereto (the “Selling Shareholder”) proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 2,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (said shares to be sold by the Selling Shareholder collectively being hereinafter called the “Underwritten Securities”). The Selling Shareholder also hereby grants to the Underwriters an option to purchase up to 375,000 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine as the context requires.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in paragraph 1(i)(a) hereof, including the exhibits, schedules and financial statements thereto and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(i)(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(i)(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1.              Representations and Warranties.

(i)             The Company represents and warrants to, and agrees with, each Underwriter and the Selling Shareholder as set forth below in this Section 1.

(a)            The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC a registration statement on Form S-3 (No. 333-267223), including the related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. Any preliminary prospectus supplements relating to the Securities the Company may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), have previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain, in all material respects, all information required by the Securities Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)            On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)            (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or such other information based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)            Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)             The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared, in all material respects, in accordance with the SEC’s rules and guidelines applicable thereto.

(g)            Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation and, if applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and, if applicable, is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of the Company’s subsidiaries, where the failure to be duly incorporated, duly qualified, validly existing or in good standing would not reasonably be expected to have a Material Adverse Effect.

(h)            All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other equity interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i)            This Agreement has been duly authorized, executed and delivered by the Company.

(j)            The Company is not and, after giving effect to the offering and sale of the Securities as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the sale of the Securities, except (i) such as have been or will be obtained prior to the Effective Date or may be required under the Securities Act, the Exchange Act, the listing rules of the New York Stock Exchange (“NYSE”), applicable Financial Industry Regulatory Authority, Inc. rules and under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or (ii) the absence of which would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or delay, prohibit or prevent the consummation of the sale of the Securities.

(l)            Neither the sale of the Securities nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Securities.

(m)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such rights of that have been effectively waived in writing, and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.

(n)            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, together with the related notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply, in all material respects, as to form with the applicable accounting requirements of the Securities Act and have been prepared, in all material respects, in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The industry-related and market-related data included in each of the Preliminary Prospectus, the Final Prospectus and the Registration Statement are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(o)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to delay, prohibit or prevent the consummation of the sale of the Securities or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(p)            Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(q)            Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Securities.

(r)            (A) Deloitte & Touche LLP, which has certified certain financial statement of Vectrus, Inc. and its consolidated subsidiaries and delivered their report with respect to certain auditor consolidated financial statements and scheduled included in the Disclosure Package and the Final Prospectus, were independent public accountants with respect to Vectrus, Inc., within the meaning of the Securities Act, and the applicable published rules and regulations thereunder; and (B) RSM US LLP, which has certified certain financial statements of Vertex Aerospace Services Holding Corp., the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, were independent public accountants with respect to Vertex Aerospace Services Holding Corp. and the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(s)            The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(t)            No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(u)            The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(v)            Except with respect to any subsidiary in which the Company has a noncontrolling interest, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(w)            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(x)            The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(y)            The Company and its subsidiaries have taken all necessary actions to ensure that the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto); such disclosure controls and procedures are effective.

(z)            The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa)          The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). Additionally, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(bb)          To the Company’s knowledge, none of the following events has occurred or exists: (i) a failure to fulfill the obligations by a material amount, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their compensation, that in each case describe in clauses (i) – (iv) would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(cc)          As of the date hereof, the Company and any of the Company’s directors or officers, in their capacities as such, are in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder that are applicable to them.

(dd)          None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(ee)          The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(ff)            None of the Company, any of its subsidiaries, or any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled 50 percent or more in the aggregate by one or more Persons that are:

(A)	the subject of any economic or financial sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)	located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria), other than as consistent with applicable Sanctions laws and regulations.

(gg)          The Company and each of its subsidiaries (a) have not since April 24, 2019 engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions, other than as consistent with applicable Sanctions laws and regulations.

(hh)          The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(ii)            The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, any and all patents, trademarks, service marks, trade names, copyrights, licenses, domain names, social media identifiers and accounts, other source indicators, inventions, software, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property or proprietary rights throughout the world (including any and all registrations and applications for registration of, and goodwill associated with, any of the foregoing), in each case, used or held for use in, or otherwise necessary for the conduct of the Company’s and its subsidiaries’ respective businesses as now conducted or, to the Company’s knowledge, as proposed in the Disclosure Package and Final Prospectus to be conducted, except where failure to own, possess, license or have other rights to use would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(jj)            Except as set forth in the Disclosure Package and the Final Prospectus and except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries’ respective information technology assets, equipment, computers, systems, networks, hardware, software, websites, applications, data and databases (including the data and information of their respective customers, employees, suppliers and vendors and any other third-party data maintained, stored or otherwise processed by or on behalf of the Company or any of its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the respective businesses of the Company and its subsidiaries, in each case, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) to the Company’s knowledge, there has been no breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of, or security incident relating to, any IT Systems (“Breach”); (iii) neither the Company nor any of its subsidiaries have been notified of, and to the Company’s knowledge there has been no event or condition that would reasonably be expected to result in, any Breach; and (iv) the Company and its subsidiaries have implemented, maintained and complied with commercially reasonable controls, policies, procedures, and safeguards necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses, including oversight, access controls, encryption, business continuity, disaster recovery and security plans.

(kk)          Except as set forth in the Disclosure Package and the Final Prospectus and except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries have complied, and are presently in compliance with, all applicable internal and external privacy policies, contractual obligations, industry standards, state, federal and international data privacy and security laws and regulations, and judgments, orders, rules and regulations of any applicable court or arbitrator or other governmental or regulatory authority, in each case, regarding the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company and its subsidiaries of Data (collectively, the “Data Privacy Obligations”); and (ii) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation. There is no pending, or threatened, action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation.

(ll)          Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)            The Selling Shareholder represents and warrants to, and agrees with, each Underwriter, severally and not jointly, that:

(a)            This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(b)            The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by laws or similar constitutional document of such Selling Shareholder (if such Selling Shareholder is not a natural person), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(c)            Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a security entitlement in respect of such Securities.

(d)            Reserved.

(e)            Upon payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”))), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)            Such Selling Shareholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Securities pursuant to this Agreement.

(g)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Disclosure Package complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the SEC thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Final Prospectus (together with any supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(ii)(g) are limited to statements or omissions in the Registration Statement, the Disclosure Package, the Final Prospectus or any amendments or supplements thereto based upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(h)            Such Selling Shareholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R.2510.3-101, or otherwise.

(i)            None of the Selling Shareholder or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Selling Shareholder’s knowledge, any agent or representative of the Selling Shareholder or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Selling Shareholder or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of the Anti-Corruption Laws.

(j)            The operations of the Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Anti-Money Laundering Laws.

(k)            None of the Selling Shareholder, any of its subsidiaries, or any director, officer, employee, agent, controlled affiliate, or representative of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled 50 percent or more in the aggregate by one or more Persons that are:

(A)	the subject of any economic or financial sanctions administered or enforced by the Sanctions, or

(B)	located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria), other than as consistent with applicable Sanctions laws and regulations.

(l)            The Selling Shareholder and each of its subsidiaries, (a) have not since April 24, 2019 engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions, other than as consistent with applicable Sanctions laws and regulations.

(m)           The Selling Shareholder will not directly or, to the knowledge of such Selling Shareholder, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)            To fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions, other than as consistent with applicable Sanctions laws and regulations;

(ii)           To fund or facilitate any money laundering or terrorist financing activities; or

(iii)          In any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(n)            The Selling Shareholder and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Selling Shareholder, threatened.  The Selling Shareholder and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

Any certificate signed by any officer of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price of $58.1025 per share, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder named in Schedule I hereto hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 375,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Shareholder setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.              Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on November 14, 2024, or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Shareholder to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Selling Shareholder named in Schedule I hereto will deliver the Option Securities to the Representatives, at 10:00 a.m., on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholder named in Schedule I by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholder named in Schedule I. If settlement for the Option Securities occurs after the Closing Date, such Selling Shareholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.              Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements.

(i)             The Company agrees with the several Underwriters that:

(a)            Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed on the business day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective (other than any documents incorporated by reference therein), (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)            The Company will make generally available to its security holders and to the Representatives (which may be satisfied by filing its Annual Report on Form 10-K with the SEC’s EDGAR system), as soon as practicable an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)            Upon the reasonable written request of the Representatives, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies (which may be electronic copies) of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)            The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)            The Company will not, without the prior written consent of the Requisite Number of Representatives (as defined below), offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, shares Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company may issue and sell shares of Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. “Requisite Number of Representative” means (i) all of the Representatives during the 10-day period starting on, and including, the date such notice is given by the Company and (ii) two of the three Representatives after completion of such 10-day period.

(h)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)              The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws (including the preparation of any blue sky memorandum) of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, and preparation of any blue sky memorandum, not to exceed $15,000 in the aggregate); (v) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants in connection with the road show; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. In addition, the costs and expenses of the Selling Shareholder will be paid by the Company or the Selling Shareholder, as applicable, in accordance with the terms of the Registration Rights Agreement between the Company and the Selling Shareholder dated as of July 5, 2022. It is understood, however, that except as provided in Section 7 and Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)             The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show used in connection with the offering of the Securities. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(ii)            The Selling Shareholder agrees with the several Underwriters that:

(a)            Such Selling Shareholder will deliver to the Underwriters, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)            Such Selling Shareholder shall have delivered a “lock up” agreement to each Underwriter (or its agent) on or before the date hereof, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities.

6.              Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

(a)            The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, threatened pursuant to Section 8A of the Securities Act.

(b)            The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP and Faegre Drinker Biddle & Reath LLP, counsels for the Company, to have furnished to the Representatives their opinions and letters, each dated the Closing Date, or any such settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(c)            The Selling Shareholder shall have requested and caused Ropes & Gray LLP, counsel for the Selling Shareholder, to have furnished to the Representatives their opinion dated the Closing Date or any such settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(d)            The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any such settlement date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal executive officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date or any such settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any such settlement date, as applicable, with the same effect as if made on the Closing Date or any such settlement date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any such settlement date, as applicable;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)            since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)             The Selling Shareholder shall have furnished to the Representatives a certificate, signed by an authorized officer of the Selling Shareholder, dated the Closing Date or any such settlement date, as applicable, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date or any such settlement date, as applicable, to the same effect as if made on the Closing Date or any such settlement date, as applicable.

(g)            The Company shall have requested and caused  RSM US LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date or any such settlement date, as applicable, letters (which may refer to letters previously delivered to one or more of the Representative), each dated respectively as of the Execution Time and as of the Closing Date or any such settlement date, as applicable, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date and any such settlement date shall use a “cut-off date” not earlier than three business days prior to such Closing Date or any such settlement date, as applicable.

(h)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)             Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)              At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto signed by the persons listed on Schedule IV hereto, in each case addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, NY 10019, on the Closing Date.

7.              Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for reasonably incurred expenses (including reasonable out-of-pocket fees and disbursements of counsel and fees and expenses as set forth in Section 5(i)(i)) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.              Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            The Selling Shareholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to written information furnished to the Company in writing by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that such information only consists of the legal name and address of such Selling Shareholder and the information relating to its holdings of Common Stock (and corresponding footnotes) under the caption “Selling Shareholder” in the Registration Statement, Preliminary Prospectus and the Final Prospectus. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have.

(c)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and the Selling Shareholder and each person who controls the Selling Shareholder within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholder acknowledge that the statements set forth in the Preliminary Prospectus and the Final Prospectus in the second paragraph under the heading “Underwriting – Commissions and Expenses” and in the first paragraph and the first and second sentences of the second paragraph under the heading “Underwriting – Stabilization and Short Positions” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)            In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than the limitations on indemnification specified therein), the Company, the Selling Shareholder and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholder, as applicable, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholder, as applicable, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholder, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the amounts by which the aggregate public offering price as set forth in the Prospectus, less underwriting discounts (but before expenses) of the shares sold by such Selling Shareholder under this Agreement exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls the Selling Shareholder within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)              The liability of the Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Shareholder to the Underwriters, less the underwriting discounts and commissions with respect thereto (but before expenses). The Company and the Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.              Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholder or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile (414) 298-7474), with a copy to Legal Department (facsimile (414) 298-7800), (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (iii) Morgan Stanley & Co. LLC, 1585 Broadway New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to 7901 Jones Branch Drive, Suite 700, McLean Virginia 22102, email: Jeremy.J.Nance@gov2x.com, Attention: Jeremy Nance, General Counsel; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.            Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the sale of the Securities may be instituted in any state or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the sale of the Securities that may be instituted in any state or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the State of Indiana.

15.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.            No Fiduciary Duty. The Company and the Selling Shareholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement, including, without limitation, the determination of the public offering price of the Securities and any interaction that the underwriters have with the Company, the Selling Shareholder and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and, with respect to any natural person Selling Shareholder, the interactions engaged in with respect to this Agreement or the sale of the Securities between the Underwriters and any such affiliates, on the one hand, and any such Selling Shareholder and any such representatives or agents, on the other, will not be deemed to form a relationship with such Selling Shareholder that would require any Underwriter to treat the Selling Shareholder as a “retail customer” for purposes of Regulation Best Interest (“Reg BI”) pursuant to Rule 15l-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS (“Form CRS”) pursuant to Rule 17a-14 of the Exchange Act and (c) the engagement of the Underwriters by the Company and the Selling Shareholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholder agree that they are solely responsible for making their own judgments in connection with the offering and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters). The Company and the Selling Shareholder also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to them, in connection with the offering and such other matters or the process leading thereto. In addition, any natural person Selling Shareholder further acknowledges and agrees that the Underwriters have not made any recommendation to them with respect to their personal circumstances in connection with the offering or such other matters or the process leading thereto and that the Underwriters have not assumed any type of obligation under Reg BI or Form CRS in respect of any natural person Selling Shareholder as a result of entry into this Agreement or the activities contemplated hereby. The Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide the Selling Shareholder with certain Reg BI and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering or sell any Underwritten Securities at the purchase price set forth in Section 2 above, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The Company further acknowledges and agrees that in any and all discussions with the Underwriters in connection with this Agreement and the matters contemplated hereby, that the Underwriters are providing services solely to the Company and all such employees, officers or directors of the Company engaged in such discussions are acting solely as representatives of the Company not in their individual or personal capacity as potential selling shareholders or as representatives of the Selling Shareholder, and that any view expressed or recommendation that may be deemed to be made by the Underwriters is expressed or made solely to and for the benefit of the Company.

17.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.            Waiver of Jury Trial. The Company and the Selling Shareholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the sale of the Securities.

20.            Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile transmission, PDF or other electronic communication (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours,

V2X, Inc.

By:	/s/ Jeremy Nance
Name: Jeremy Nance
Title: General Counsel

Vertex Aerospace Holdco LLC

By: AIPCF VI Vertex Aerospace Funding LP, its sole member

By: AIP Vertex GP, LLC, its general partner

By:	/s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule I hereto.

ROBERT W. BAIRD & CO. INCORPORATED

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

By:	ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Justin Holsen
Name: Justin Holsen
Title: Managing Director

By: GOLDMAN SACHS & CO. LLC

By:	/s/ Charlie Black
Name: Charlie Black
Title: Managing Director

By: MORGAN STANLEY & CO. LLC

By:	/s/ Usman Khan
Name: Usman Khan
Title: Managing Director

For itself and the other several
Underwriters named in Schedule II to
the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I1

Selling Shareholder	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
Vertex Aerospace Holdco LLC	2,500,000	375,000
Total	2,500,000	375,000

1 Address: American Industrial Partners

450 Lexington Avenue, 40th Floor

New York, NY 10017

Fax number: 646-619-4187

I-1

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased	Maximum Number of Option Securities to be Purchased
Robert W. Baird & Co. Incorporated	576,023	86,404
Goldman Sachs & Co. LLC	576,023	86,404
Morgan Stanley & Co. LLC	576,023	86,404
BofA Securities, Inc.	233,918	35,087
Citigroup Global Markets Inc.	233,918	35,087
RBC Capital Markets, LLC	233,918	35,087
Stifel, Nicolaus & Company, Incorporated	70,177	10,527
Total	2,500,000	375,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

III-1

SCHEDULE IV

List of Persons and Entities Subject to Lock-up

Vertex Aerospace Holdco LLC

Mary L. Howell

Dino M. Cusumano

Abbas O. Elegba

Lee E. Evangelakos

Melvin F. Parker

Eric M. Pillmore

Joel M. Rotroff

Neil D. Snyder

Stephen L. Waechter

Phillip C. Widman

Shawn M. Mural

Kenneth W. Shreves

Jeremy Wensinger

EXHIBIT A

Form of Lock-Up Agreement

V2X, Inc.

Lock-up Agreement

November 12, 2024

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

As Representatives of the several Underwriters,

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between V2X, Inc., an Indiana corporation (the “Company”), the Selling Shareholder (as defined therein) and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Public Offering”) of shares of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Requisite Number of Representatives (as defined below), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”). “Requisite Number of Representatives” means (i) all of the Representatives during the 10-day period staring on, and including, the date such notice is given by the Company and (ii) two of the three Representatives after completion of such 10-day period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of the Requisite Number of Representatives:

(a) transfer any Lock-Up Securities acquired in the Public Offering, provided that such transfer is not required to be reported during the Lock-Up Period with the Securities and Exchange Commission (the “SEC”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) transfer the Lock-Up Securities provided that (1) in the case of clauses (i) through (vi) below, the Representatives receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, substantially in the form of this letter agreement, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iv) below, such transfers are not required to be reported during the Lock-Up Period with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)            as a bona fide gift or gifts; or

(ii)           to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)           as a distribution to limited partners, members, stockholders or other equity holders of the undersigned; or

(iv)          to the undersigned’s affiliates or to any investment fund or other entity that directly, or indirectly, controls or manages, is controlled or managed by, or is under common control or management with, the undersigned; or

(v)           by will or intestate succession upon the death of the undersigned, provided that, any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above; or

(vi)          pursuant to a court order, a qualified domestic order or in connection with a divorce settlement provided that, any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above.

(c)            exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans described to in the prospectus relating to the Public Offering, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock, which warrants or other securities are described in the prospectus relating to the Public Offering, provided that (1) the underlying shares of Common Stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement, (2) any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) the underlying shares of Common Stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (3) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Lock-Up Period;

(d)            transfer Lock-Up Securities pursuant to a bona fide third-party tender offer, or in connection with a merger, consolidation or other similar transaction, that is approved by the Board of Directors of the Company, made to all holders of the Company’s capital stock involving a change of control of the Company; provided that, in the event that such tender offer, merger, consolidation or other transaction is not completed, such securities shall remain subject to the restrictions on transfer set forth in this lock-up agreement; provided, further, that any shares of Common Stock not transferred in such third-party tender offer, merger, consolidation, or other similar transaction shall remain subject to the provisions of this lock-up agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transaction or transactions, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity));

(e)            transfer Lock-Up Securities to the Company upon (i) a vesting event of any equity award granted under any equity incentive plan or stock purchase plan of the Company described in the prospectus relating to the Public Offering, or (ii) upon the exercise by the undersigned of options or warrants in accordance with clause (b) above, in each case, on a “net” or “cashless” exercise basis, and/or to cover tax withholding obligations of the undersigned in connection therewith, provided, in each case, that (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, as applicable, (2) no Lock-Up Securities were sold by the reporting person other than such transfers to the Company as described above and (3) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such transfers during the Lock-Up Period; and

(f)             sell or transfer Lock-Up Securities pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) that has been entered into by the undersigned prior to the date of this lock-up agreement; provided, however, that (A) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (B) the undersigned does not otherwise voluntarily effect any other public filings or report regarding such sales or transfers during the Lock-Up Period.

Notwithstanding anything herein to the contrary, nothing in this lock-up agreement shall prevent the undersigned from establishing a 10b5-1 Trading Plan or from amending an existing 10b5-l Trading Plan so long as there are no sales of Lock-Up Securities under such plan during the Lock-Up Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-l Trading Plan, in either case, providing for sales of Lock-Up Securities shall only be permitted if (i) any public announcement or filing under the Exchange Act by or on behalf of the undersigned or the Company regarding the establishment of such plan shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan during the Lock-Up Period.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned from the Underwriters in the Public Offering or on the open market following the Public Offering if and only if (i) such sales are not required to be reported during the Lock-Up Period in any public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted with their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Common Stock at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-Up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned understands that (1) whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, and (2) any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Yours very truly,

By:
Name:
Title:

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